Exhibit 10.28
AMENDMENT NUMBER 4
TO INVESTMENT ADVISORY AGREEMENT

This is Amendment Number 4 (this "Amendment") to the Investment Advisory Agreement between Voya Investment Management LLC (f/k/a ING Investment Management LLC) ("VOYA-IM") and Voya Retirement Insurance and Annuity Company ("Client"). This Amendment is effective as of the 1st day of October 2019.

WHEREAS, VOYA-IM and Client are parties to that certain Investment Advisory Agreement, dated March 31, 2001, as amended (the "Advisory Agreement"), pursuant to which VOYA-IM provides Client with certain investment advisory services; and

WHEREAS, VOYA-IM and Client desire to further amend the Advisory Agreement with respect to the delegation of authority by VOYA-IM as well as other changes required under applicable law and regulation.

NOW, THEREFORE, in consideration of the foregoing mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and VOYA-IM hereby agree as follows:

1.	References.

a.	All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Advisory Agreement.

b.	All references in the Advisory Agreement to "ING-IM" shall be deleted and replaced with "VOYA-IM").

2.	Delegation of Authority. Section 3 of the Advisory Agreement is hereby amended by adding the following at the end of Section 3:

“In performing its duties and obligations under the Advisory Agreement, VOYA-IM may delegate any of its discretionary investment, advisory, administrative, operational and other rights, powers and functions hereunder to one or more of its affiliates, or with the prior approval of Client, to one or more non-affiliates, provided that (i) such delegation is made in accordance with applicable law or regulations and (ii) VOYA-IM shall remain responsible for the fulfillment of its duties and responsibilities hereunder. VOYA-IM may also contract with other entities to provide administrative and/or operational services and/or support for the Account."

3.	Ownership and Oversight. Section 1 of the Advisory Agreement is hereby amended by adding the following at the end of Section 1:
"All funds and invested assets of the Client are the exclusive property of the Client held for the benefit of the Client, and are subject to the control of the Client. The Client shall retain ultimate control and responsibility for all services provided hereunder and will maintain oversight for such services provided to the Client by VOYA-IM and will monitor such services annually for quality assurance."

4.	Settlement and Accounting for Fees. Section 6 of the Advisory Amendment is hereby amended by adding the following at the end of Section 6:
"Expenses incurred by VOYA-ING and payments to VOYA-ING shall be allocated in conformity with customary insurance accounting practices, consistently applied and in compliance with the National Association of Insurance Commissioner's Accounting Practices and Procedures Manual. In no event shall the Client advance any funds to VOYA-IM except to pay for services hereunder."

5.	Books and Records. Section 7 of the Advisory Agreement is hereby amended by adding the following at the end of Section 7:
"The Client shall have the right to inspect and audit, upon reasonable notice to VOYA-IM, all books and records held by VOYA-IM so as to verify VOYA IM's compliance herewith. As used herein "books and records" shall be deemed to include all books and records developed or maintained under or related to this Agreement and such books and records are and shall remain the property and subject to the control of the Client."

6.	Receivership. The Advisory Agreement is hereby amended by adding a new Section 21 to read as follows:
"Section 21. Receivership.
VOYA-IM may not automatically terminate this Agreement if the Client is placed in receivership or seized by its domiciliary state Insurance Commissioner (the "Commissioner'') pursuant to applicable domiciliary state insurance receivership statutes. In the event the Client is placed in receivership or seized by the Commissioner pursuant to applicable domiciliary state insurance receivership statutes, (i) all of the rights of the Client under this Agreement will extend to the receiver or the Commissioner, as applicable, and (ii) all books and records related to the services hereunder will be made available to the receiver or the Commissioner, as applicable, immediately upon request thereby. VOYA-IM will continue to maintain any systems, programs or other infrastructure notwithstanding a seizure of the Client by the receiver or Commissioner, as applicable, under the applicable domiciliary state insurance receivership statutes, and will make them available to the receiver for as long as the Client continues to receive timely payment for services rendered."

7.	Arbitration. The Advisory Agreement is hereby amended by adding a new Section 22 to read as follows:
"Section 22. Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award maybe entered in any Court having jurisdiction thereof."

8.	Amended Agreement. Except as specifically amended by this Amendment, each and every term of the Advisory Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment effective as of the date first written above.

VOYA RETIREMENT INSURANCE AND ANNUITY    VOYA INVESTMENT MANAGEMENT LLC
COMPANY

By: /s/David S. Pendergrass________________    By: /s/David S. Pendergrass___________
Name: David S. Pendergrass    Name: David S. Pendergrass
Title: SVP and Treasurer    Title: Senior Vice President

By: /s/Kevin J. Reimer_____________________
Name: Kevin J. Reimer
Title: VP and Assistant Treasurer